  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
June 1, 2021
NL Industries, Inc.
(Exact name of registrant as specified in its charter)
New Jersey	1-640	13-5267260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2620
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code
(972) 233-1700

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	NL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Courtney J. Riley has been elected, effective June 1, 2021, as president and chief executive officer of the registrant by the registrant’s board of directors.  Upon Ms. Riley’s election, Robert D. Graham, who previously served as vice chairman of the board and chief executive officer of the registrant, ceased to serve as chief executive officer of the registrant but continued as its vice chairman of the board.

Also effective June 1, 2021, Amy E. Ruf has been elected as vice president and controller of the registrant.  Upon Ms. Ruf’s election, Patty S. Brinda, who previously served as vice president and controller of the registrant, ceased to be an officer of the registrant.  On June 1, 2021, Ms. Brinda became vice president and controller of the registrant’s affiliate Valhi, Inc. (“Valhi”).

Amy Allbach Samford continues to serve as the registrant’s chief financial officer.  Ms. Samford, who formerly served as vice president and chief financial officer of the registrant, was elected senior vice president and chief financial officer of the registrant effective June 1, 2021.

Ms. Riley, age 56, has served as chief executive officer of the registrant since June 1, 2021 and as its president since 2017.  She previously served as the registrant’s executive vice president, environmental affairs and general counsel during 2017, and as its vice president, environmental affairs and general counsel from 2012 to 2016.  She currently serves as executive vice president, environmental affairs of Valhi; as senior vice president, health, safety and environment of the registrant’s affiliate Kronos Worldwide, Inc.; and as senior vice president, environmental affairs of Contran Corporation (“Contran”), the privately-held parent corporation of the registrant. Ms. Riley has served in legal and environmental affairs positions (including officer positions) with various companies related to us and Contran since 2009.

Amy E. Ruf has served as vice president and controller of the registrant since June 1, 2021.  She currently serves as vice president and controller of the registrant’s affiliate CompX International, Inc. and has served in those roles since 2019.  Ms. Ruf has served in various accounting and financial positions in various companies related to us and Contran since 2004.

Mses. Riley and Ruf are employees of Contran and provide their services to the registrant under an intercorporate services agreement between the registrant and Contran.  For a description of the intercorporate services agreement, see “Certain Relationships and Transactions” in the registrant’s 2021 proxy statement, which description is incorporated herein by reference.  In addition, for a discussion of potential conflicts of interest of officers who serve more than one corporation, see “Certain Relationships and Transactions” in the 2021 proxy statement, which discussion is also incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NL INDUSTRIES, INC.
(Registrant)

Date: June 2, 2021	By: /s/Amy Allbach Samford Amy Allbach Samford, SeniorVice President and Chief Financial Officer